Innovid Reports Q2 2023 Financial Results

•Q2 revenue increased to $34.5 million, up 4% year-over-year
•Q2 measurement revenue contributed $7.8 million, up 10% year-over-year, representing 23% of total Q2 revenue
•Innovid raises full year 2023 revenue and Adjusted EBITDA* guidance

NEW YORK, August 8, 2023 /PRNewswire/ -- Innovid Corp. (NYSE:CTV) (the "Company"), an independent advertising platform for delivery, personalization, and measurement of converged TV across linear, connected TV (CTV), and digital, today announced financial results for the second fiscal quarter ended June 30, 2023.
“We exceeded our guidance for the second quarter, and delivered strong results fueled by CTV and measurement growth," said Zvika Netter, Co-Founder and CEO. "Our dedication to driving profitable growth this quarter resulted in double-digit Adjusted EBITDA margins and a raised full year 2023 outlook. As our core products drive robust margins, our execution resulted in a significant flow through of incremental revenue to the bottom line.

“Innovid continues to benefit from the shift from linear TV to CTV. We are having a great deal of success adding new customers and are focused on deepening our relationships with customers to activate more products. We remain confident in our position as a clear leader in building critical technology infrastructure for the future of TV advertising, and specifically CTV.”

Second Quarter 2023 Financial Summary

•Revenue increased to $34.5 million, reflecting year-over-year growth of 4%.
•US revenue grew to $31.6 million, up 7% year-over-year.
•Measurement contributed $7.8 million, up 10% year-over-year, representing 23% of revenue.
•CTV revenue, excluding TVSquared, increased to $13.6 million, up 9% year-over-year.
•Net loss was $(19) million, compared to a net profit of $4.3 million for the same period in 2022. Q2 net loss was impacted by a one time non-cash goodwill impairment expense of $14.5 million, resulting from a decline in our share price during Q2 2023.
•Adjusted EBITDA* increased to $4.5 million, representing 13% Adjusted EBITDA margin.
•Cash and cash equivalents as of June 30, 2023 were $43.4 million.

Recent Business Highlights

•CTV accounted for 51% of all video impressions served in Q2 2023, up from 50% of all video impressions served in Q2 2022.
•Our measurement growth is being fueled by some of our announced wins in Q2, including our partnerships with NBCUniversal and Disney.
•We continue to win and expand more accounts including some of the largest auto brands such as Mazda U.S. and American Honda and some of the biggest global advertisers including Microsoft, Otsuka Pharmaceutical U.S. and Pluto TV.

Financial Outlook

Innovid is providing the following financial guidance for Q3 and full year 2023:
•Q3 2023 revenue in a range between $33 million and $35 million.
•Q3 2023 Adjusted EBITDA* in a range between $3 million and $5 million.
•FY 2023 revenue in a range between $132 million and $136 million.
•FY 2023 Adjusted EBITDA* positive for the full year, Adjusted EBITDA margin* at least 10% for the full year.

Governance Update

On August 3, 2023, Jonathan Saacks notified the Company of his resignation for personal reasons from the Board of Directors (the “Board”) and Nominating and Corporate Governance Committee of the Board, effective from close of business on August 9, 2023.

*See Use of Non-GAAP Financial Information and Reconciliation of GAAP to Non-GAAP Financial Measures table.

Conference Call

The Company will host a conference call and webcast to discuss second quarter 2023 financial results today at 8:30 a.m. Eastern Time. Hosting the call will be Zvika Netter, Co-founder and Chief Executive Officer and Tanya Andreev-Kaspin, Chief Financial Officer. The conference call will be available via webcast at investors.innovid.com. To participate via telephone, please dial 888-645-4404 (toll free) or 862-298-0702 (international). Following the call, a replay of the webcast will be available for 90 days on the Innovid Investor Relations website.
Non-GAAP Measures and Certain Operational Metrics

Innovid prepares unaudited interim condensed consolidated financial statements in accordance with U.S. generally accepted accounting principles ("GAAP"). Innovid also discloses and discusses non-GAAP financial measures such as Adjusted EBITDA and Adjusted EBITDA margin.

We use Adjusted EBITDA and Adjusted EBITDA margin as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are also useful to investors for period-to-period comparisons of our core business. Additionally, these figures provide an understanding and evaluation of our trends when comparing our operating results, on a consistent basis, by excluding items that we do not believe are indicative of our core operating performance.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:
•they do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not reflect our capital expenditures or future requirements for capital expenditures or contractual commitments;
•they do not reflect costs of acquiring and integrating businesses, which will continue to be a part of our growth strategy;
•they do not reflect one-time, non-recurring, bonus costs and third party costs associated with the SPAC merger transaction and regulatory filings;
•they do not reflect goodwill impairment;
•they do not reflect severance costs;
•they do not reflect income tax expense or the cash requirements to pay income taxes;
•they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt; and
•although depreciation and amortization are non-cash charges related mainly to intangible assets and amortization of software development costs, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.
Other companies in our industry may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our US GAAP results and using the non-GAAP financial measures only supplementally.

Adjusted EBITDA is defined as net (loss) income attributable to Innovid, excluding (1) depreciation and amortization, (2) goodwill impairment, (3) stock-based compensation, (4) finance income, net, (5) transaction related expenses, (6) acquisition related expenses, (7) retention bonus expenses, (8) legal claims, (9) severance cost, (9) other, and (10) taxes on income. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue.

Innovid has provided a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to net (loss) income, the most directly comparable GAAP measure, for historical period in the appendix hereto but is not able to provide a reconciliation of the projected Adjusted EBITDA or Adjusted EBITDA margin to expected net (loss) income attributable to Innovid for the third quarter of 2023 or the full-year 2023, without unreasonable effort, due to the unknown effect, timing, and potential significance of the effects of taxes on income in multiple jurisdictions, finance (income)/expenses including valuations, among others. These items have in the past, and may in the future, significantly affect GAAP results in a particular period.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1996. The Company's actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," "aim," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations regarding its future financial results and expected growth. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including Innovid's ability to achieve and, if achieved, maintain profitability, decrease and/or changes in CTV audience viewership behavior, Innovid's failure to make the right investment decisions or to innovate and develop new solutions, inaccurate estimates or projections of future financial performance, Innovid's failure to manage growth effectively, the dependence of Innovid's revenues and business on the overall demand for advertising and a limited number of advertising agencies and advertisers, the rejection of digital advertising by consumers, future restrictions on Innovid's ability to collect, use and disclose data, market pressure resulting in a reduction of Innovid's revenues per impression, Innovid's failure to adequately scale its platform infrastructure, exposure to fines and liability if advertisers, publishers and data providers do not obtain necessary and requisite consents from consumers for Innovid to process their personal data, competition for employee talent, seasonal fluctuations in advertising activity, payment-related risks, interruptions or delays in services from third parties, errors, defects, or unintended performance problems in Innovid's platform, intense market competition, failure to comply with the terms of third party open source components, changes in tax laws or tax rulings, failure to maintain an effective system of internal controls over financial reporting, failure to comply with data privacy and data protection laws, infringement of third-party intellectual property rights, difficulty in enforcing Innovid's own intellectual property rights, system failures, security breaches or cyberattacks, additional financing if required may not be available, the volatility of the price of Innovid's common stock and warrants, and other important factors discussed under the caption "Risk Factors" in Innovid's Annual Report on Form 10-K filed with the SEC on March 3, 2023, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC's website at www.sec.gov and the Investors Relations section of Innovid's website at investors.innovid.com. You should carefully consider the risks and uncertainties described in the documents filed by the Company from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company's control and are difficult to predict. The Company cautions not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

About Innovid
Innovid (NYSE: CTV) powers advertising delivery, personalization, and measurement across linear, connected TV (CTV) and digital for the world's largest brands. Through a global infrastructure that enables cross-platform ad serving, data-driven creative, and measurement, Innovid offers its clients always-on intelligence to optimize advertising investment across channels, platforms, screens, and devices. Innovid is an independent platform that leads the market in converged TV innovation, through proprietary technology and exclusive partnerships designed to reimagine TV advertising. Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific. To learn more, visit innovid.com or follow us on LinkedIn or Twitter.

Contacts

Investors:
Brinlea Johnson
IR@innovid.com

Media:
Caroline Yodice
cyodice@daddibrand.com

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except stock and per stock data)

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Cash and cash equivalents	$43,384	$37,541
Short-term bank deposits	—	10,000
Trade receivables, net (allowance for credit losses of $330 and $65 at June 30, 2023, and December 31, 2022, respectively)	43,238	43,653
Prepaid expenses and other current assets	4,123	2,640
Total current assets	90,745	93,834
Long-term deposit	260	277
Long-term restricted deposits	396	430
Property and equipment, net	18,959	14,322
Goodwill	102,473	116,976
Intangible assets, net	27,659	29,918
Operating lease right of use asset	2,008	2,910
Other non-current assets	834	938
Total non-current assets	152,589	165,771
TOTAL ASSETS	$243,334	$259,605

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade payables	4,421	3,361
Employees and payroll accruals	10,969	10,165
Lease liabilities - current portion	1,611	2,186
Accrued expenses and other current liabilities	5,194	5,474
Total current liabilities	22,195	21,186
Long-term debt	20,000	20,000
Lease liabilities - non-current portion	1,081	1,636
Other non-current liabilities	9,461	6,554
Warrants liability	1,022	4,301
Total non-current liabilities	31,564	32,491
TOTAL LIABILITIES	53,759	53,677
COMMITMENTS AND CONTINGENT LIABILITIES
Common stock: $0.0001 par value - Authorized: 500,000,000 at June 30, 2023, and December 31, 2022; Issued and outstanding: 138,737,104 and 133,882,414 at June 30, 2023, and December 31, 2022, respectively	13	13
Additional paid-in capital	367,970	356,801
Accumulated deficit	(178,408)	(150,886)
Total stockholders’ equity	189,575	205,928
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$243,334	$259,605

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except stock and per stock data)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$34,546	$33,088	$65,031	$58,950
Cost of revenues (1)	8,591	7,351	16,856	13,277
Research and development (1)	6,876	9,710	13,993	16,964
Sales and marketing (1)	11,460	14,320	23,097	24,671
General and administrative (1)	8,924	9,955	18,574	21,410
Depreciation and amortization	2,064	926	4,094	1,599
Goodwill impairment	14,503	—	14,503	—
Operating loss	(17,872)	(9,174)	(26,086)	(18,971)
Finance income, net	(248)	(13,306)	(2,723)	(15,617)
Loss before taxes	(17,624)	4,132	(23,363)	(3,354)
Taxes on income	1,335	(168)	4,159	(205)
Net (loss) income	(18,959)	4,300	(27,522)	(3,149)

Net (loss) income attributable to common stockholders	$(18,959)	$4,300	$(27,522)	$(3,149)
Net (loss) income per stock attributable to common stockholders
Basic	$(0.14)	$0.03	$(0.20)	$(0.02)
Diluted	$(0.14)	$0.03	$(0.20)	$(0.02)
Weighted-average number of stock used in computing net (loss) income per stock attributable to common stockholders
Basic	137,643,910	132,152,652	134,296,569	128,220,893
Diluted	137,643,910	139,988,123	134,296,569	128,220,893

(1) Exclusive of depreciation, amortization and goodwill impairment presented separately.

INNOVID, CORP. AND ITS SUBSIDIARIES CONDENSED STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
(In thousands, except stock data)

	Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity
	Number	Amount
Balance as of December 31, 2021	119,017,380	$12	$293,719	$(132,476)	$161,255
Common stock and equity awards issued for acquisition of TVS	11,549,465	1	47,151	—	47,152
Stock-based compensation	—	—	1,496	—	1,496
Stock options exercised	1,521,927	—	462	—	462
Net loss	—	—	—	(7,449)	(7,449)
Balance as of March 31, 2022 (unaudited)	132,088,772	$13	$342,828	$(139,925)	$202,916
Stock-based compensation	—	—	4,628	—	4,628
Stock options exercised	322,943	—	174	—	174
Net income	—	—	—	4,300	4,300
Balance as of June 30, 2022 (unaudited)	132,411,715	$13	$347,630	$(135,625)	$212,018

	Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity
	Number	Amount
Balance as of December 31, 2022	133,882,414	$13	$356,801	$(150,886)	$205,928
Stock-based compensation	—	—	4,897	—	4,897
Stock options exercised and RSUs vested	2,734,320	—	250	—	250
Net loss	—	—	—	(8,563)	(8,563)
Balance as of March 31, 2023 (unaudited)	136,616,734	$13	$361,948	$(159,449)	$202,512
Stock-based compensation	—	—	5,658	—	5,658
Stock options exercised and RSUs vested	2,120,370	—	364	—	364
Net loss	—	—	—	(18,959)	(18,959)
Balance as of June 30, 2023 (unaudited)	138,737,104	$13	$367,970	$(178,408)	$189,575

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except stock and per stock data)

	Six Months Ended June 30, 2023
	2023	2022
Cash flows from operating activities:	(Unaudited)	(Unaudited)
Net loss	$(27,522)	$(3,149)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,094	1,599
Goodwill impairment	14,503	—
Stock-based compensation	9,865	5,634
Change in fair value of warrants	(3,279)	(15,946)
Changes in operating assets and liabilities
Decrease / (increase) in trade receivables, net	415	(4,624)
Increase in prepaid expenses and other current assets	(1,390)	(747)
Decrease in operating lease right of use assets	902	872
Increase / (decrease) in trade payables	1,060	(321)
Increase in employees and payroll accruals	804	1,044
Decrease in operating lease liabilities	(1,130)	(1,208)
Increase in accrued expenses and other current liabilities	2,626	945
Net cash provided by / (used in) operating activities	948	(15,901)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(99,568)
Internal use software capitalization	(5,591)	(3,516)
Purchase of property and equipment	(189)	(221)
Withdrawal of short-term bank deposits	10,000	—
Increase in deposits	27	32
Net cash provided by / (used in) investing activities	4,247	(103,273)
Cash flows from financing activities:
Proceeds from loans	10,000	9,000
Repayment of loans	(10,000)	—
Payment of SPAC merger transaction costs	—	(3,185)
Proceeds from exercise of options	614	636
Net cash provided by financing activities	614	6,451
Increase (decrease) in cash, cash equivalents, and restricted cash	5,809	(112,723)
Cash, cash equivalents, and restricted cash at the beginning of the period	37,971	157,158
Cash, cash equivalents, and restricted cash at the end of the period	$43,780	$44,435
Supplemental disclosure of cash flows activities:
(1) Cash paid during the period for:
Income taxes paid, net of tax refunds	$879	$363
Interest	$782	$137
(2) Non-cash transactions:
Business combination consideration paid in stock	$—	$47,152
Reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets
Cash and cash equivalents	43,384	44,024
Long-term restricted deposits	396	411
Total cash, cash equivalents, and restricted cash shown in the condensed consolidated statements of cash flows	$43,780	$44,435

Key Metrics and Non-GAAP Financial Measures
Adjusted EBITDA
In addition to our results determined in accordance with US GAAP, we believe that certain non-GAAP financial measures, including Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA Margin are useful in evaluating our business. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2023	2022	2023	2022
Net (loss) income	$(18,959)	$4,300	$(27,522)	$(3,149)
Net (loss) income margin	(55)%	13%	(42)%	(5)%
Depreciation and amortization	2,064	926	4,094	1,599
Goodwill impairment	14,503	—	14,503	—
Stock-based compensation	5,334	4,138	9,958	5,730
Finance income, net (a)	(248)	(13,306)	(2,723)	(15,617)
Transaction related expenses (b)	—	164	—	392
Acquisition related expenses (c)	—	768	—	4,971
Retention bonus expenses (d)	148	1,000	445	1,000
Legal claims	342	435	656	435
Severance cost (e)	—	—	845	—
Other	23	83	272	175
Taxes on income	1,335	(168)	4,159	(205)
Adjusted EBITDA	$4,542	$(1,660)	$4,687	$(4,669)
Adjusted EBITDA margin	13.1%	(5.0)%	7.2%	(7.9)%

(a) Finance income, net consists mostly of remeasurement related to revaluation of our warrants, remeasurement of our foreign subsidiary’s monetary assets, liabilities and operating results, and our interest expense.
(b) Transaction related expenses consist of costs related to the SPAC merger transaction.
(c) Acquisition related expenses consists of professional fees associated with the acquisition of TVS.
(d) Retention bonus expenses consists of retention bonuses for TVS employees.
(e) Severance cost is related to the personnel reductions that occurred during the first quarter of 2023.
Operational Metrics
In addition, Innovid’s management considers the number of core clients, annual core clients retention and annual core clients net revenue retention in evaluating the performance of the business. These metrics are reported annually. Prior to our acquisition of TVS in 2022, our definition of a core client included only advertisers that generated at least $100,000 revenue in a twelfth-months period. Following our acquisition of TVS, we have included publishers as core clients.